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                                         Series 1994 A Debentures



                      UNDERWRITING AGREEMENT



                                                February 8, 1994

To the Representative Named
on the Signature Page Hereof:

Dear Sirs:

          Subject to the terms and conditions stated or incorporated by reference herein, Consolidated Edison Company of New York, Inc. (the "Company") hereby agrees to sell to the Underwriters named in Schedule I hereto (the "Underwriters") and the Underwriters hereby agree to purchase, severally and not jointly, the principal amount set forth opposite their names in
Schedule I hereto of the securities specified in Schedule II hereto (the "Designated Securities").

          The representative named on the signature page hereof
(the "Representative") represents that the Underwriters have authorized the Representative to enter into this Underwriting
Agreement and to act hereunder on their behalf.

          Except as otherwise provided in Schedule II hereto each of the provisions of the Company's Underwriting Agreement Basic Provisions, dated April 16, 1992, as filed as Exhibit 1(b) to Registration Statement No. 33-47261 (the "Basic Provisions"), is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein. Unless otherwise defined herein, terms defined in the Basic Provisions are used herein as therein defined.

          Payment for the Designated Securities will be made against delivery thereof to the Representative for the accounts of the respective Underwriters at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto.






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          If the foregoing is in accordance with your
understanding, please sign and return to us counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the Basic Provisions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company.

                                 Very truly yours,

                                 CONSOLIDATED EDISON COMPANY
                                   OF NEW YORK, INC.


                                 By:RAYMOND J. MCCANN
                                    Raymond J. McCann
                                    Executive Vice President
                                    and Chief Financial Officer



Confirmed and Accepted as of the date hereof on behalf of itself and each other Underwriter, if any:



By: GOLDMAN, SACHS & CO.
    Goldman, Sachs & Co.




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                             SCHEDULE I




                                         Principal Amount of
                                        Designated Securities
         Underwriter                        to be Purchased




        Goldman, Sachs & Co.  . . . . . . . $150,000,000

              Total. . . . . . . . . . . .  $150,000,000

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                           SCHEDULE II


Title of Designated Securities:

     7 1/8% Debentures, Series 1994 A


Aggregate principal amount:

     $150,000,000.


Price to Public:

     Initially 98.945% of the principal amount of the Designated Securities, plus accrued interest, if any, from February 15, 1994 to the date of delivery, thereafter at market prices prevailing at the time of sale or at negotiated prices.


Purchase Price by Underwriters:

     98.543% of the principal amount of the Designated
     Securities, plus accrued interest, if any, from February 15, 1994 to the date of delivery.


Specified funds for, and manner of, payment of purchase price:

     Certified or bank cashier's check or checks payable in New
     York Clearing House funds to the order of "Consolidated
     Edison Company of New York, Inc."


Indenture:

     Indenture, dated as of December 1, 1990, between the Company and The Chase Manhattan Bank (National Association), as
     Trustee.


Maturity:

     February 15, 2029.


Interest Rate:

     7 1/8% per annum from February 15, 1994.
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                              - 2 -


Interest Payment Dates:

     Payable semi-annually on February 15 and August 15, commencing August 15, 1994.


Redemption Provisions:

     As set forth in the prospectus supplement, dated February

     8, 1994, for the Designated Securities (the "Prospectus Supplement") to the prospectus, dated May 11, 1993 (the "Prospectus") filed with the Securities and Exchange Commission (the "SEC") pursuant to Rule 424(b)(2) under the Securities Exchange Act of 1934, as amended, as part of the Company's Registration Statement on Form S-3 (No. 33-62266; declared effective by the SEC on May 11, 1993).

Sinking Fund Provisions:

     None.


Time of Delivery:

     10:00 a.m., on February 15, 1994.


Closing Location:

     Room 1810-S at the Company, 4 Irving Place, New York, NY
     10003.

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Information furnished by or on behalf of the Underwriters for use in the Prospectus for the Designated Securities:

     1. The paragraph regarding stabilization on page 2 of the Prospectus.

     2. The final paragraph of the front cover of the Prospectus Supplement.

     3.   The second and third paragraphs of the section entitled
          "Underwriting" on page S-3 of the Prospectus
           Supplement.

Address of Representative:

Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004
Attention: Richard A. Vacarri

Captions in the Prospectus referred to in Section 6(c)(xi) of the Basic Provisions:

     Description of Securities
     Description of Debentures


Modifications of Basic Provisions:

     1. Delete Section 6(c)(ii) of the Basic Provisions in its entirety and substitute the following:

          "(ii) The Company has authorized equity capitalization as set forth in the Prospectus;"

     2.   In Section 7(a) of the Basic Provisions insert
          "promptly as such expenses are incurred" immediately before the phrase "; provided, however,".


Other:

     None.